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                                                                     EXHIBIT 6.1

                    JOHN HANCOCK INSTITUTIONAL SERIES TRUST
                             101 Huntington Avenue
                                Boston, MA 02199

December 11, 1995

John Hancock Funds, Inc.
101 Huntington Avenue
Boston, MA 02199

         Re:      Distribution Agreement

Ladies and Gentleman:

         Pursuant to Section 11 of the Distribution Agreement dated as of January 30, 1995 (the "Agreement") between John Hancock Institutional Series Trust (the "Trust") and John Hancock Funds, Inc., please be advised that the Trust has established a new series of its shares designated John Hancock Small Capitalization Equity Fund (the "Fund"), and that the Trust desires to retain John Hancock Funds, Inc. to serve as distributor and principal underwriter for the Fund under the terms of the Agreement.

         Please indicate your acceptance of this responsibility by signing below and returning a signed copy of this letter to the undersigned.


ACCEPTED AND AGREED TO:


JOHN HANCOCK FUNDS, INC.                        JOHN HANCOCK INSTITUTIONAL
                                                SERIES TRUST----
                                                On behalf of John Hancock Small
                                                Capitalization Equity Fund



By:  /s/ C. Troy Shaver, Jr.                    By: /s/ Anne C. Hodsdon
   -------------------------                       --------------------
Name: C. Troy Shaver, Jr.                       Name: Anne C. Hodsdon
Title:   President                              Title:   President